Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for THIRD quarter 2017

ENGLEWOOD, COLO. (November 1, 2017) — CSG Systems International, Inc. (Nasdaq: CSGS), the trusted global partner to launch and monetize digital services, today reported results for the quarter ended September 30, 2017.

Key Highlights:

•	Third quarter 2017 financial results:
•	Total revenues were $199.2 million.
•	GAAP operating income was $28.4 million, or 14.2% of total revenues and non-GAAP operating income was $36.5 million, or 18.3% of total revenues.
•	GAAP earnings per diluted share (EPS) was $0.44. Non-GAAP EPS was $0.64.
•	Cash flows from operations were $38.3 million.
•	CSG declared its quarterly cash dividend of $0.1975 per share of common stock, or a total of approximately $7 million, to shareholders.
•	During the third quarter, CSG converted over 700,000 customer accounts onto its cloud solutions.

“We are starting to see the traction in our top line revenue growth as we generated record revenues for the third quarter,” said Bret Griess, president and chief executive officer for CSG International.  “For the first nine months of the year, we have grown revenues organically three percent, renewed two of our largest customers through 2021, converted another 3.5 million residential cable customers off competitors’ legacy billing solutions and generated $103 million of operating cash flows.  I am pleased with our execution.”

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November 1, 2017

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarters Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2017	2016	Changed	2017	2016	Changed
Revenues	$199,195	$189,311	5%	$584,378	$565,789	3%
GAAP Results:
Operating Income	$28,376	$36,598	(22%)	$79,637	$107,263	(26%)
Operating Margin	14.2%	19.3%	—	13.6%	19.0%	—
EPS	$0.44	$0.55	(20%)	$1.41	$1.52	(7%)
Non-GAAP Results:
Operating Income	$36,452	$43,893	(17%)	$105,784	$130,540	(19%)
Operating Margin	18.3%	23.2%	—	18.1%	23.1%	—
EPS	$0.64	$0.75	(15%)	$1.89	$2.22	(15%)

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the third quarter of 2017 were $199.2 million, a 5% increase when compared to revenues of $189.3 million for the third quarter of 2016, and a 3% increase when compared to revenues of $192.7 million for the second quarter of 2017.  The year-over-year increase in revenues is attributed to the growth of CSG’s cloud and related solutions revenues, resulting primarily from higher revenues from our recurring managed services arrangements and the conversion of customer accounts onto our cloud solutions over the past year, reduced by lower software and services revenues generated during the quarter.  The sequential quarterly increase is primarily due to an increase in other ancillary services during the third quarter of 2017.

GAAP Results: GAAP operating income for the third quarter of 2017 was $28.4 million, or 14.2% of total revenues, compared to $36.6 million, or 19.3% of total revenues, for the third quarter of 2016, and $24.2 million, or 12.6% of total revenues, for the second quarter of 2017.  GAAP EPS for the third quarter of 2017 was $0.44, as compared to $0.55 for the third quarter of 2016, and $0.35 for the second quarter of 2017.

The year-over-year decreases in GAAP operating income and GAAP EPS are primarily due to lower operating results, driven mainly by the continuation of planned investments aimed at generating future long-term growth in our business.  The sequential quarterly increases in GAAP operating income and GAAP EPS are mainly attributed to the higher revenues generated during the current quarter.

Non-GAAP Results:  Non-GAAP operating income for the third quarter of 2017 was $36.5 million, or 18.3% of total revenues, compared to $43.9 million, or 23.2% of total revenues, for the third quarter of 2016, and $34.7 million, or 18.0% of total revenues for the second quarter of 2017.  Non-GAAP EPS for the third quarter of 2017 was $0.64, compared to $0.75 for the third quarter of 2016, and $0.62 for the second quarter of 2017.  The year-

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November 1, 2017

over-year decreases in non-GAAP operating income and non-GAAP EPS are primarily due to lower operating results, driven mainly by the continuation of planned investments aimed at generating future long-term growth in our business.  The sequential quarterly increases in non-GAAP operating income and non-GAAP EPS are attributed to the higher revenues generated during the current quarter.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at September 30, 2017 were $258.5 million, compared to $245.0 million as of June 30, 2017 and $276.5 million at December 31, 2016.

CSG generated net cash flows from operations for the quarters ended September 30, 2017 and 2016 of $38.3 million and $8.7 million, respectively, and had non-GAAP free cash flow of $33.7 million and $6.1 million, respectively.  For the nine months ended September 30, 2017 and 2016 CSG generated net cash flows from operations of $102.8 million and $59.5 million, respectively, and had non-GAAP free cash flow of $79.5 million and $48.0 million, respectively.

2017 Financial Guidance

CSG is adjusting its financial guidance for the full year 2017 as follows:

	As of November 1, 2017	Previous
Revenues	$775 - $785 million	$770 - $785 million
GAAP EPS	$1.84 - $1.88	$1.88 - $1.97
Non-GAAP EPS	$2.48 - $2.59	$2.45 - $2.59
GAAP Net Income	$61 - $62 million	$62 - $65 million
Non-GAAP Adjusted EBITDA	$174 - $177 million	$173 - $177 million
Cash Flows From Operating Activities	$115 - $125 million	$105 - $125 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, November 1, 2017 at 5:00 p.m. Eastern Time, to discuss CSG’s third quarter results for 2017. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-877-830-2649 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the website.

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November 1, 2017

About CSG International

CSG International (NASDAQ: CSGS) is the trusted global partner to help clients launch and monetize communications and entertainment services in the digital age. Leveraging 35 years of experience and expertise in voice, video, data and content services, CSG delivers market-leading revenue management and customer interaction solutions in licensed and managed service models.  The company drives business transformation initiatives for the majority of the top 100 global communications service providers, including AT&T, Charter Communications, Comcast, DISH, ESPN, Media-Saturn, Orange, Reliance, SingTel Optus, Telefonica, Telstra, Vodafone, Vivo and Verizon. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately sixty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account conversions to CSG’s cloud platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

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November 1, 2017

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$142,751	$126,351
Short-term investments	115,796	150,147
Total cash, cash equivalents and short-term investments	258,547	276,498
Trade accounts receivable:
Billed, net of allowance of $2,456 and $3,080	201,837	208,930
Unbilled	34,688	30,828
Income taxes receivable	9,560	11,931
Other current assets	35,034	31,751
Total current assets	539,666	559,938
Non-current assets:
Property and equipment, net of depreciation of $128,669 and $122,866	37,822	33,116
Software, net of amortization of $106,539 and $99,316	27,014	30,427
Goodwill	210,023	201,094
Client contracts, net of amortization of $93,871 and $96,723	36,797	40,675
Deferred income taxes	14,251	14,218
Other assets	9,799	12,411
Total non-current assets	335,706	331,941
Total assets	$875,372	$891,879
LIABILITIES, CURRENT PORTION OF LONG-TERM DEBT CONVERSION OBLIGATION AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized discounts of zero and $296	$20,625	$49,426
Client deposits	29,061	33,916
Trade accounts payable	31,686	35,118
Accrued employee compensation	60,346	65,341
Deferred revenue	53,597	45,064
Income taxes payable	613	822
Other current liabilities	15,168	22,342
Total current liabilities	211,096	252,029
Non-current liabilities:
Long-term debt, net of unamortized discounts of $19,462 and $23,007	313,663	326,993
Deferred revenue	11,550	6,694
Income taxes payable	2,445	2,245
Deferred income taxes	98	99
Other non-current liabilities	11,668	12,618
Total non-current liabilities	339,424	348,649
Total liabilities	550,520	600,678
Current portion of long-term debt conversion obligation	-	39,841
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,575 and 32,261 shares outstanding	689	672
Common stock warrants; zero and 1,426 warrants vested; 1,425 and 2,851 issued	-	16,007
Additional paid-in capital	422,919	391,209
Treasury stock, at cost; 33,959 and 34,919 shares	(809,748)	(826,002)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(5)	(159)
Cumulative foreign currency translation adjustments	(30,040)	(45,213)
Accumulated earnings	741,037	714,846
Total stockholders' equity	324,852	251,360
Total liabilities, current portion of long-term debt conversion obligation and stockholders' equity	$875,372	$891,879

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November 1, 2017

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues:
Cloud and related solutions	$164,789	$151,217	$481,445	$451,023
Software and services	15,726	18,634	46,680	58,964
Maintenance	18,680	19,460	56,253	55,802
Total revenues	199,195	189,311	584,378	565,789
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	79,856	70,150	233,194	206,578
Software and services	9,725	12,230	31,404	37,057
Maintenance	10,136	11,040	30,487	32,051
Total cost of revenues	99,717	93,420	295,085	275,686
Other operating expenses:
Research and development	30,324	23,572	85,103	71,479
Selling, general and administrative	35,816	32,508	109,981	101,539
Depreciation	3,344	3,398	9,975	10,423
Restructuring and reorganization charges	1,618	(185)	4,597	(601)
Total operating expenses	170,819	152,713	504,741	458,526
Operating income	28,376	36,598	79,637	107,263
Other income (expense):
Interest expense	(4,186)	(4,398)	(12,638)	(11,876)
Amortization of original issue discount	(634)	(1,062)	(2,147)	(3,856)
Interest and investment income, net	800	707	2,310	1,698
Loss on repurchase of convertible notes	-	(332)	-	(8,651)
Other, net	(970)	(1,354)	(1,123)	(4,040)
Total other	(4,990)	(6,439)	(13,598)	(26,725)
Income before income taxes	23,386	30,159	66,039	80,538
Income tax provision	(8,806)	(12,265)	(19,641)	(30,303)
Net income	$14,580	$17,894	$46,398	$50,235

Weighted-average shares outstanding:
Basic	32,561	31,063	32,383	30,922
Diluted	32,901	32,639	32,825	33,041

Earnings per common share:
Basic	$0.45	$0.58	$1.43	$1.62
Diluted	0.44	0.55	1.41	1.52

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net income	$46,398	$50,235
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	9,975	10,423
Amortization	21,670	19,921
Amortization of original issue discount	2,147	3,856
Asset impairment	2,135	-
Gain on short-term investments and other	(76)	(23)
Loss on repurchase of convertible notes	-	8,651
Gain on disposition of business operations	-	(6,611)
Deferred income taxes	1,487	(2,159)
Excess tax benefit of stock-based compensation awards	-	(4,622)
Stock-based compensation	16,659	17,273
Changes in operating assets and liabilities:
Trade accounts receivable, net	7,567	(16,275)
Other current and non-current assets	(1,788)	199
Income taxes payable/receivable	1,715	(2,750)
Trade accounts payable and accrued liabilities	(16,007)	(23,628)
Deferred revenue	10,940	5,016
Net cash provided by operating activities	102,822	59,506

Cash flows from investing activities:
Purchases of property and equipment	(23,370)	(11,542)
Purchases of short-term investments	(116,203)	(122,736)
Proceeds from sale/maturity of short-term investments	150,768	107,816
Acquisition of and investments in client contracts	(10,082)	(6,038)
Proceeds from the disposition of business operations	-	8,850
Net cash provided by (used in) investing activities	1,113	(23,650)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,259	1,120
Payment of cash dividends	(20,405)	(18,325)
Repurchase of common stock	(24,764)	(22,455)
Proceeds from long-term debt	-	230,000
Payments on long-term debt	(11,250)	(5,625)
Repurchase of convertible notes	-	(215,657)
Settlement of convertible notes	(34,771)	-
Payments of deferred financing costs	-	(6,744)
Excess tax benefit of stock-based compensation awards	-	4,622
Net cash used in financing activities	(89,931)	(33,064)
Effect of exchange rate fluctuations on cash	2,396	4,798

Net increase in cash and cash equivalents	16,400	7,590

Cash and cash equivalents, beginning of period	126,351	132,631
Cash and cash equivalents, end of period	$142,751	$140,221

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$13,638	$11,165
Income taxes	16,407	35,260

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Americas	85%	85%	86%
Europe, Middle East and Africa	8%	9%	9%
Asia Pacific	7%	6%	5%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Comcast	28%	27%	27%
Charter	23%	21%	21%
DISH	11%	11%	13%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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November 1, 2017

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on repurchase of convertible notes	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would

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November 1, 2017

incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible notes are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss on the repurchase of CSG’s convertible notes is non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the repurchase of CSG’s convertible notes, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Quarter Ended
	September 30, 2017		September 30, 2016
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$28,376	14.2%	$36,598	19.3%
Restructuring and reorganization charges (1)	1,618	0.8%	(185)	(0.1%)
Stock-based compensation (1)	4,700	2.4%	5,364	2.9%
Amortization of acquired intangible assets	1,758	0.9%	2,116	1.1%
Non-GAAP operating income	$36,452	18.3%	$43,893	23.2%

	Nine Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2016
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$79,637	13.6%	$107,263	19.0%
Restructuring and reorganization charges (1)	4,597	0.8%	(601)	(0.1%)
Stock-based compensation (1)	16,344	2.8%	17,352	3.1%
Amortization of acquired intangible assets	5,206	0.9%	6,526	1.1%
Non-GAAP operating income	$105,784	18.1%	$130,540	23.1%
(1)

Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.  In addition, restructuring and reorganization charges include the impact of the gain on disposition of business operations for the nine months ended September 30, 2016.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	September 30, 2017		September 30, 2016
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$14,580	$0.44	$17,894	$0.55
GAAP income tax provision (2)	8,806		12,265
GAAP income before income taxes	23,386		30,159
Restructuring and reorganization charges (1)	1,618		(185)
Stock-based compensation (1)	4,700		5,364
Amortization of acquired intangible assets	1,758		2,116
Loss on repurchase of convertible notes	-		332
Amortization of OID	634		1,062
Non-GAAP income before income taxes	32,096		38,848
Non-GAAP income tax provision (2)	(11,016)		(14,374)
Non-GAAP net income	$21,080	$0.64	$24,474	$0.75

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November 1, 2017

	Nine Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2016
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$46,398	$1.41	$50,235	$1.52
GAAP income tax provision (2)	19,641		30,303
GAAP income before income taxes	66,039		80,538
Restructuring and reorganization charges (1)	4,597		(601)
Stock-based compensation (1)	16,344		17,352
Amortization of acquired intangible assets	5,206		6,526
Loss on repurchase of convertible notes	-		8,651
Amortization of OID	2,147		3,856
Non-GAAP income before income taxes	94,333		116,322
Non-GAAP income tax provision (2)	(32,394)		(43,039)
Non-GAAP net income	$61,939	$1.89	$73,283	$2.22
(2)

For the third quarter and nine months ended September 30, 2017 the GAAP effective income tax rates were approximately 38% and 30%, respectively, and the non-GAAP effective income tax rates were approximately 34% for both periods.  The difference between the GAAP and non-GAAP effective income tax rates relates primarily to the timing treatment of the net income tax benefit from Comcast’s exercise of their vested stock warrants in January 2017.  The net income tax benefit from this item is spread ratably across 2017 in the non-GAAP effective income tax rate; however, the entire amount of the benefit was recorded as a discrete item, as required by GAAP, in the first quarter.

For the third quarter and nine months ended September 30, 2016 the GAAP effective income tax rates were approximately 41% and 38%, respectively, and the non-GAAP effective income tax rates were approximately 37% for both periods.

(3)

The outstanding diluted shares for the third quarter and nine months ended September 30, 2017 were 32.9 million and 32.8 million, respectively, and for the third quarter and nine months ended September 30, 2016 were 32.6 million 33.0 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
GAAP net income	$14,580	$17,894	$46,398	$50,235
GAAP income tax provision	8,806	12,265	19,641	30,303
Interest expense (4)	4,186	4,398	12,638	11,876
Amortization of OID	634	1,062	2,147	3,856
Loss on repurchase of convertible notes	-	332	-	8,651
Interest and investment income and other, net	170	647	(1,187)	2,342
GAAP operating income	28,376	36,598	79,637	107,263
Restructuring and reorganization charges (1)	1,618	(185)	4,597	(601)
Stock-based compensation (1)	4,700	5,364	16,344	17,352
Amortization of acquired intangible assets (5)	1,758	2,116	5,206	6,526
Amortization of other intangible assets (5)	4,938	4,171	14,770	11,706
Depreciation	3,344	3,398	9,975	10,423
Non-GAAP adjusted EBITDA	$44,734	$51,462	$130,529	$152,669
Non-GAAP adjusted EBITDA as a percentage of revenues	22%	27%	22%	27%

CSG Systems International, Inc.

November 1, 2017

(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Amortization of acquired intangible assets	$1,758	$2,116	$5,206	$6,526
Amortization of other intangible assets	4,938	4,171	14,770	11,706
Amortization of deferred financing costs	556	594	1,694	1,689
Total amortization	$7,252	$6,881	$21,670	$19,921

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows from operating activities	$38,334	$8,741	$102,822	$59,506
Purchases of property and equipment	(4,632)	(2,679)	(23,370)	(11,542)
Non-GAAP free cash flow	$33,702	$6,062	$79,452	$47,964

Non-GAAP Financial Measures – 2017 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2017 full year financial guidance, is as follows:

2017
Guidance
GAAP operating income margin	14.00%
Restructuring and reorganization charges (6)	0.50%
Stock-based compensation (7)	2.50%
Amortization of acquired intangible assets (8)	1.00%
Non-GAAP operating income margin (“approximately 18%”)	18.00%

(6)	This represents the pretax impact of restructuring and reorganization charges of an estimated $5 million on CSG’s operating income margin as a percentage of the midpoint of 2017 revenue guidance.
(7)	This represents the pretax impact of stock-based compensation expense of an estimated $21 million on CSG’s operating income margin as a percentage of the midpoint of 2017 revenue guidance.
(8)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $7 million on CSG’s operating income margin as a percentage of the midpoint of 2017 revenue guidance.

CSG Systems International, Inc.

November 1, 2017

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2017 full year financial guidance is as follows (in thousands, except per share amounts):

	2017 Guidance Range
	Low Range		High Range
	Amounts	EPS (10)	Amounts	EPS (10)
GAAP net income	$60,700	$1.84	$61,700	$1.88
GAAP income tax provision (9)	29,400		30,200
GAAP income before income taxes	90,100		91,900
Restructuring and reorganization charges	4,800		4,800
Stock-based compensation	20,900		20,900
Amortization of acquired intangible assets	6,900		6,900
Amortization of OID	2,800		2,800
Non-GAAP income before income taxes	125,500		127,300
Non-GAAP income tax provision (9)	(43,900)		(42,000)
Non-GAAP net income	$81,600	$2.48	$85,300	$2.59

(9)	For 2017, the estimated effective income tax rate for GAAP and non-GAAP purposes are expected to be approximately 33% and 34%, respectively.

(10)	The weighted-average diluted shares outstanding are expected to be 32.9 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2017 full year financial guidance at the mid-point (in thousands, except percentages):

2017
GAAP net income	$61,200
GAAP income tax provision	29,800
Interest expense	17,000
Amortization of OID	2,800
Interest and investment income and other, net	(3,000)
GAAP operating income	107,800
Restructuring and reorganization charges	4,800
Stock-based compensation	20,900
Amortization of acquired intangible assets	6,900
Amortization of other intangible assets	21,000
Depreciation	14,200
Non-GAAP adjusted EBITDA	$175,600
Non-GAAP adjusted EBITDA as a percentage of revenues	23%

CSG Systems International, Inc.

November 1, 2017

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2017
Cash flows from operating activities	$120,000
Purchases of property and equipment	(27,500)
Non-GAAP free cash flow	$92,500